UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) SEPTEMBER 17, 1997

                     MID-AMERICA APARTMENT COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

        TENNESSEE                   1-12762               62-1543819
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)         Identification No.)

             6584 POPLAR AVENUE, SUITE 340, MEMPHIS, TENNESSEE 38138
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (901) 682-6600

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Item 7 of the registrant's Current Report on Form 8-K filed September 30, 1997 is hereby amended to update historical and pro forma financial statements as of September 30, 1997 for the effect of consummating the FDC Merger and Reorganization and to eliminate the effect of certain non-recurring adjustments.

As required, Item 7, in its entirety is included herein. There are no changes to the Flournoy Property Group audited combined historical financial statements and footnotes.

          (a) Financial Statements of Business to be Acquired


                            FLOURNOY PROPERTIES GROUP

                          Combined Financial Statements

                        December 31, 1996, 1995 and 1994


                   (With Independent Auditors' Report Thereon)

                   and September 30, 1997 and 1996 (unaudited)

                          INDEPENDENT AUDITORS' REPORT

The Partners
Flournoy Properties Group:


We have audited the accompanying combined balance sheets of Flournoy Properties Group as of December 31, 1996 and 1995, and the related combined statements of operations, partners' and owners' deficit, and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the management of Flournoy Properties Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Flournoy Properties Group as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Atlanta, Georgia
May 5, 1997, except for note 9,
which is as of September 17, 1997

                            FLOURNOY PROPERTIES GROUP

                             Combined Balance Sheets

                                                               December 31,
                                            September 30,  --------------------
                                                1997         1996        1995
                                              ---------    --------    --------
                                             (Unaudited)

                    ASSETS                         (Dollars in thousands)
Real estate assets (note 2):
  Land ....................................   $  20,907      17,098      15,885
  Buildings and improvements ..............     242,953     213,026     202,297
  Furniture, fixtures, and equipment ......      40,587      32,225      24,170
                                              ---------    --------    --------
                                                304,447     262,349     242,352
  Less accumulated depreciation ...........      98,225      89,270      78,974
                                              ---------    --------    --------
       Operating real estate assets .......     206,222     173,079     163,378

Construction in progress ..................      13,970      25,984       8,001
Real estate held for development or sale ..      16,567      11,928       9,649
                                              ---------    --------    --------
     Net real estate assets ...............     236,759     210,991     181,028

Cash and cash equivalents .................       5,329       5,278       5,397
Trading securities ........................       1,318         937       3,911
Restricted cash ...........................       6,370       3,606       4,818
Due from affiliates (note 4) ..............       6,084       3,497       4,617
Deferred financing costs, net of
  accumulated amortization of $2,931
  and $2,963 for 1996 and 1995,
  respectively ............................       4,868       5,198       5,479
Other assets ..............................       6,602       8,495       5,283
                                              ---------    --------    --------
       Total assets .......................   $ 267,330     238,002     210,533
                                              =========    ========    ========
LIABILITIES AND PARTNERS' AND
 OWNERS' DEFICIT

Liabilities:
  Notes payable (note 2) ..................   $ 306,418     273,438     241,738
  Accrued interest payable ................       3,042       2,378       2,252
  Accounts payable and accrued expenses ...      15,366      11,618       7,534
  Due to affiliates (note 4) ..............       1,059       1,227       1,974
  Deferred development fees ...............       1,347       1,347       2,572
  Security deposits .......................       1,645       1,441       1,315
                                              ---------    --------    --------
       Total liabilities ..................     328,877     291,449     257,385

Partners' and owners' deficit .............     (61,547)    (53,447)    (46,852)
                                              ---------    --------    --------
Commitments and contingencies (note 8)

       Total liabilities and partners'
         and owners' deficit ..............   $ 267,330     238,002     210,533
                                              =========    ========    ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

                        Combined Statements of Operations

                                          Nine months ended                Years ended
                                            September 30,                  December 31,
                                         --------------------    -------------------------------
                                           1997        1996        1996        1995       1994
                                         --------    --------    --------    --------   --------
                                              (Unaudited)
                                                           (Dollars in thousands)
Revenues:
    Property:
      Rental .........................   $ 37,467      33,002      44,642      41,257     39,443
      Other ..........................      2,009       1,593       2,177       1,720      1,504
    Property management ..............      1,036         982       1,319       1,170        894
    Development ......................        614       1,775       2,046       4,779      3,668
    Construction, net ................      1,268       1,182       1,990       1,956      4,504
    Miscellaneous ....................        689       1,394       2,143       1,673      1,197
                                         --------    --------    --------    --------   --------
           Total revenues ............     43,083      39,928      54,317      52,555     51,210
                                         --------    --------    --------    --------   --------

Expenses:
    Property operating expenses:
      Personnel costs ................      4,389       3,724       5,286       4,743      4,281
      Building repairs and maintenance      2,906       3,227       4,343       3,941      3,333
      Real estate taxes and insurance       3,477       2,613       4,100       3,855      3,604
      Utilities ......................      1,790       1,816       2,164       2,067      1,900
      Depreciation and amortization ..      9,524       7,769      10,712       9,406      8,587
      Other operating expenses .......      1,767       2,061       2,066       1,428      1,819
                                         --------    --------    --------    --------   --------
                                           23,853      21,210      28,671      25,440     23,524

    Interest .........................     18,418      15,819      21,338      19,730     19,322
    Property management ..............        576         493         715         617        493
    General and administrative .......      3,787       3,475       4,548       4,674      5,471
    Offering expenses ................      2,252        --           233        --         --
    Other expense, net (note 1(k)) ...       (875)        195         194         666        643
                                         --------    --------    --------    --------   --------
           Total expenses ............     48,011      41,192      55,699      51,127     49,453
                                         --------    --------    --------    --------   --------
Nonrecurring income from easement
    and settlement of claim (note 7) .       --          --          --         2,565        900
                                         --------    --------    --------    --------   --------
           Net (loss) income .........   $ (4,928)     (1,264)     (1,382)      3,993      2,657
                                         ========    ========    ========    ========   ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

              Combined Statements of Partners' and Owners' Deficit

          Nine Months ended September 30, 1997 (Unaudited) and Each of the Years in the Three-Year Period ended December 31, 1996

                                                        (Dollars in thousands)
                                                        ----------------------
Partners' and owners' deficit, December 31, 1993 ......       $(43,329)
Distributions .........................................         (4,479)
Net income ............................................          2,657
                                                              --------
Partners' and owners' deficit, December 31, 1994 ......        (45,151)

Distributions .........................................         (4,303)
Purchase and retirement of common stock ...............         (1,541)
Issuance of common stock ..............................            150
Net income ............................................          3,993
                                                              --------
Partners' and owners' deficit, December 31, 1995 ......        (46,852)

Distributions .........................................         (4,186)
Purchase and retirement of common stock ...............         (1,027)
Net loss ..............................................         (1,382)
                                                              --------
Partners' and owners' deficit, December 31 1996 .......        (53,447)

Distributions .........................................         (3,172)
Net loss ..............................................         (4,928)
                                                              --------
Partners' and owners' deficit, September 30, 1997 .....       $(61,547)
                                                              ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

                        Combined Statements of Cash Flows

         Nine Months ended September 30, 1997 and 1996 (Unaudited) and Each of the Years in the Three-Year Period ended December 31, 1996

                                                                       September 30,                     December 31,
                                                                   --------------------    --------------------------------
                                                                     1997        1996        1996        1995        1994
                                                                   --------    --------    --------    --------    --------
                                                                       (Unaudited)
                                                                                      (Dollars in thousands)
Cash flows from operating activities:
    Net (loss) income ..........................................   $ (4,928)     (1,264)     (1,382)      3,993       2,657
    Adjustments to reconcile net (loss) income to net cash
      provided by operating activities:
        Depreciation and amortization ..........................      9,524       7,769      10,712       9,406       8,587
        Purchase of trading securities .........................     (2,547)     (2,986)     (3,171)     (1,276)     (2,837)
        Proceeds from sales of trading securities ..............      2,298       2,575       7,203       1,446       2,138
        Realized gains on sales of trading securities ..........       (181)       (175)     (1,187)       (108)        (16)
        Unrealized holding (gains) losses on trading securities          49        (718)        129        (700)       (447)
        Gain on sale of real estate held for development or sale         (3)       (226)       (382)       (100)       (187)
        Changes in assets and liabilities:
          (Increase) decrease in restricted cash ...............     (2,764)       (454)      1,212       3,475        (939)
          Net change in due from (to) affiliates ...............     (2,755)     (1,091)        373      (3,482)      3,405
          (Increase) decrease in other assets ..................      1,893      (3,078)     (3,212)      2,774      (2,158)
          Increase (decrease) in accrued interest payable ......        664        (223)        126         (51)        251
          Increase (decrease) in accounts payable and
             accrued expenses ..................................      3,748       7,699       4,084      (2,808)      2,235
          Increase (decrease) in deferred development fees .....       --          (348)     (1,225)     (1,781)       (905)
          Increase in tenants security deposit .................        204         121         126         153          95
                                                                   --------    --------    --------    --------    --------
              Net cash provided by operating activities ........      5,202       7,601      13,406      10,941      11,879
                                                                   --------    --------    --------    --------    --------
Cash flows from investing activities:
    Additions to real estate assets ............................    (37,838)    (30,949)    (43,013)    (32,054)    (10,520)
    Proceeds from the sale of real estate assets ...............      2,992       2,171       3,169       3,769       4,267
                                                                   --------    --------    --------    --------    --------
               Net cash used in investing activities ...........    (34,846)    (28,778)    (39,844)    (28,285)     (6,253)
                                                                   --------    --------    --------    --------    --------
Cash flows from financing activities:
    Proceeds from notes payable ................................     43,237      51,958      71,059      40,633      22,810
    Principal payments on notes payable ........................    (10,257)    (25,973)    (39,359)    (18,196)    (22,394)
    Payment of deferred financing costs ........................       (113)       (112)       (168)       (615)       (132)
    Proceeds from the issuance of common stock .................       --          --          --           150        --
    Purchase and retirement of common stock ....................       --        (1,026)     (1,027)     (1,541)       --
    Capital distributions ......................................     (3,172)     (3,419)     (4,186)     (4,303)     (4,479)
                                                                   --------    --------    --------    --------    --------
               Net cash provided by (used in)
                  financing activities .........................     29,695      21,458      26,319      16,128      (4,195)
                                                                   --------    --------    --------    --------    --------
               Net (decrease)increase in cash and
                  cash equivalents .............................         51         281        (119)     (1,216)      1,431

Cash and cash equivalents, beginning of period .................      5,278       5,397       5,397       6,613       5,182
                                                                   --------    --------    --------    --------    --------
Cash and cash equivalents, end of period .......................      5,329       5,678       5,278       5,397       6,613
                                                                   ========    ========    ========    ========    ========
Supplemental disclosure of cash flow, information -
    interest paid, including capitalized interest ..............   $ 18,464      16,042      21,212      20,249      18,710
                                                                   ========    ========    ========    ========    ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                        September 30, 1997 (Unaudited) and
                        December 31, 1996, 1995, and 1994

                             (Dollars in Thousands)

(1)     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a)  ORGANIZATION

        The accompanying combined financial statements consist of the accounts of the following entities having varying ownership in common.

        Partnerships owning operating apartment communities (the "Properties"):

                                       Number of
                                       Apartment       Location                     Date of
         Name                            Units        of Property                 Organization
         ----                          ---------      -----------                 ------------
Wildwood Apartments, Ltd.                 120      Thomasville, Georgia           March 1, 1979
River Trace Apartments, Ltd.              244      Memphis, Tennessee             January 29, 1981
Three Oaks, Ltd.                          120      Valdosta, Georgia              March 20, 1981
Westbury Springs, Ltd.                    150      Lilburn, Georgia               March 6, 1982
Whispering Pines, Ltd.                    120      LaGrange, Georgia              March 9, 1982
Willow Creek Associates
    Limited Partnership                   285      Columbus, Georgia              March 9, 1982
Fountain Lakes Apartments, Ltd.           100      Brunswick, Georgia             May 5, 1982
Riverwynn, Ltd.:                                                                  March 10, 1983
    2000 Wynnton                           72      Columbus, Georgia                    -
    Riverwind                              44      Columbus, Georgia                    -
    Regency Club                          100      Albany, Georgia                      -
Westbury Creek, Ltd.                      120      Augusta, Georgia               June 15, 1983
Whispering Pines,
    Phase II, Ltd.                         96      LaGrange, Georgia              June 27, 1983
Windridge Apartments, Ltd.                174      Chattanooga, Tennessee         July 8, 1983
Wildwood Apartments,
    Phase II, Ltd.                         96      Thomasville, Georgia           July 22, 1983
Three Oaks Apartments,
    Phase II, Ltd.                        120      Valdosta, Georgia              August 1, 1983
Pines Associates I                        160      Augusta, Georgia               October 25, 1983
In the Pines, Phase II, Ltd.               96      Augusta, Georgia               November 1, 1983
Park Walk Apartments, Ltd.                124      Riverdale, Georgia             August 9, 1984
Hidden Lake, Ltd.                         160      Union City, Georgia            September 11, 1984
The Vistas, Ltd.                          144      Macon, Georgia                 October 11, 1984
River Trace Apartments,
    Phase II, Ltd.                        196      Memphis, Tennessee             October 2, 1984
Paddock Park Apartments, Ltd.             200      Ocala, Florida                 July 25, 1985
Hidden Oaks Associates, L.P.              240      Albany, Georgia                December 12, 1985
Brown-Flournoy Equity Income
    Fund Limited Partnership:                                                     June 25, 1986
      Southland Station I                 160      Warner Robins, Georgia               -
      Park Place                          184      Spartanburg, South Carolina          -
      Hidden Lake II                      160      Union City, Georgia                  -
      High Ridge                          160      Athens, Georgia                      -
Paddock Club Huntsville,
    a Limited Partnership                 200      Huntsville, Alabama            November 11, 1988

                                      -14-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

                                       Number of
                                       Apartment       Location                     Date of
         Name                            Units        of Property                 Organization
         ----                          ---------      -----------                 ------------
Paddock Club Jacksonville,
    a Limited Partnership                 200      Jacksonville, Florida          November 18, 1988
Paddock Club Wildewood,
    a Limited Partnership                 200      Columbia, South Carolina       November 18, 1988
Paddock Club Lakeland,
    a Limited Partnership                 200      Lakeland, Florida              December 21, 1988
Paddock Park Ocala II,
    a Limited Partnership                 280      Ocala, Florida                 December 21, 1988
Paddock Club Lakeland,
    Phase II, a Limited Partnership       264      Lakeland, Florida              August 24, 1989
Southland Station, Phase II,
    a Limited Partnership                 144      Warner Robins, Georgia         August 24, 1989
Whisperwood Associates,
    a Limited Partnership                 506      Columbus, Georgia              November 7, 1989
Whisperwood Spa & Club,
    a Limited Partnership                 348      Columbus, Georgia              November 7, 1989
Paddock Club - Tallahassee
    a Limited Partnership                 192      Tallahassee, Florida           July 25, 1990
Paddock Club Florence,
    a Limited Partnership                 200      Florence, Kentucky             January 18, 1994
Paddock Club - Tallahassee,
    Phase II, a Limited Partnership       112      Tallahassee, Florida           May 10, 1994
Paddock Club Columbia,
    Phase II, a Limited Partnership       136      Columbia, South Carolina       February 23, 1995
Paddock Club Jacksonville,
    Phase II, a Limited Partnership       120      Jacksonville, Florida          August 7, 1995

Partnerships owning apartment Properties which were under construction and/or in initial lease-up during 1997:

                                    Number of
                                    Apartment       Location                     Date of
         Name                         Units        of Property                 Organization
         ----                       ---------      -----------                 ------------
Towne Lake Hills Apartments,
   a Limited Partnership               264      Woodstock, Georgia             August 8, 1995
Paddock Club Greenville,
   a Limited Partnership               208      Greenville, South Carolina     August 14, 1995
Paddock Club Brandon
   a Limited Partnership               308      Brandon, Florida               December 7, 1995

Corporations involved in property management, leasing, development and construction:

                                                                      Date of
                   Name                                            Organization
                   ----                                            ------------
Flournoy Development Company ("FDC")                               October 1967
Flournoy Construction Company ("FCC")                              January 1972

                                      -15-                         (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        The entities listed above and on the two preceding pages are referred to collectively as the Flournoy Properties Group ("FPG"). FDC is engaged in the ownership of apartment communities located in Southeastern United States and provides management, development and construction services on a contractual basis.

   (b)  PRINCIPLES OF COMBINATION

        The accompanying combined financial statements of FPG have been presented on a combined basis because of the common ownership and management and because the entities are expected to be the subject of a business combination.

        The accounts of each of the entities comprising FPG are combined in the accompanying financial statements. All significant inter-entity accounts and transactions have been eliminated in combination. The combined financial statements include the assets and liabilities, as well as operations of FPG, from the date that each entity commenced operations.

        FPG management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the accompanying financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

   (c)  INTERIM UNAUDITED FINANCIAL INFORMATION

        The accompanying interim unaudited financial information for the nine months ended September 30, 1997 and 1996 has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the combined results of FPG's operations and cash flows for the nine months ended September 30, 1997 and 1996 have been included. The results of operations for such interim periods is not necessarily indicative of the results for the full year.

   (d)  REVENUE RECOGNITION

        FPG leases residential apartments under operating leases with terms generally one year or less. Rental and other revenues are recorded on the accrual method of accounting as earned.

        In addition to leasing the residential apartments of FPG, FDC provides property management services for 40 affiliated Section 42 Housing Tax Credit multifamily properties ("Section 42") - (note 8). Property management revenue is recorded on the accrual method of accounting as earned.

                                      -16-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        FDC and FCC receive development and construction fees related to the development of the affiliated Section 42 properties. Development and construction income is recognized as earned as the property is developed and certain operating and financing performance conditions are met. FDC does not recognize development income to the extent that requirement exists to invest a portion of such development fees in the partnership entities from which the fees are earned.

        FCC recognizes construction contract revenues, which are presented net of construction contract costs in the accompanying statements of operations, using the percentage-of-completion method. Under this method, the percentage of contract revenue to be recognized currently is computed based upon that percentage of estimated total revenue that incurred costs to date bear to total estimated costs, after giving effect to the most recent estimates of costs to complete. Revisions in cost and revenue estimates are reflected in the period in which the facts which require the revision become known. When revised cost estimates indicate a loss on an individual contract, the total estimated loss is provided for currently in its entirety without regard to the percentage of completion.

   (e)  RENTAL OPERATIONS

        FPG currently owns and operates approximately 8,600 apartment units including those under construction and in initial lease up, Apartment units are leased generally to tenants on terms of one year or less, with monthly payments due in advance. In management's opinion, due to the number of tenants, the type and diversity of submarkets in which the Properties operate, and the collection terms, there is no concentration of credit risk.

   (f)  CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include cash on hand. FPG considers all highly liquid investments with a maturity of ninety days or less to be cash equivalents.

   (g)  TRADING SECURITIES

        Unrealized holding gains and losses on trading securities are included in miscellaneous revenues in the accompanying combined statements of operations.

   (h)  RESTRICTED CASH

        Restricted cash is comprised of resident security deposits and restricted deposits for property taxes and escrow accounts.

                                      -17-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

   (i)  REAL ESTATE ASSETS AND DEPRECIATION

        Real estate assets are stated at the lower of depreciated cost or estimated net realizable value.

        The Flournoy Properties Group adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Flournoy Properties Group's financial position, results of operations, or liquidity.

        Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and related land improvements - 25 to 30 years; furniture, fixtures, and equipment - 3 to 10 years).

   (j)  REAL ESTATE HELD FOR DEVELOPMENT OR SALE

        Real estate held for development or sale, which consists primarily of sites intended for future multifamily developments, is stated at the lower of aggregate cost or fair value. The cost includes the purchase price of the land, construction, and development costs and fees, as well as capitalized interest and loan fees.

   (k)  INCOME TAXES

        No provision for federal and state income taxes relating to the combined partnerships and Flournoy Properties (S Corporation) has been made in the accompanying combined financial statements. Each partner or shareholder is responsible for reporting their share of taxable income or loss from these entities. There was no income tax expense for FDC in 1996. The 1995 and 1994 income tax expense for FDC was $460 and $650, respectively, and is classified in other expense in the accompanying statements of operations.

   (l)  DEFERRED FINANCING COSTS

        Costs incurred in obtaining long-term financing are deferred. Deferred financing costs are amortized over the terms of the related debt using a method which approximates the interest method.

                                      -18-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

(2)     NOTES PAYABLE

        Notes payable consist of the following:

                                                                                December 31,
                                                                            --------   --------
                                                                              1996       1995
                                                                            --------   --------
Demand and term notes:
  Prime plus 1% (9.25% at December 31, 1996) notes payable to bank, secured by real estate, property and equipment, and/or guaranteed
    by  John F. Flournoy, due on demand .................................   $ 42,657     17,434
  Notes payable to bank, interest rate ranging from 8% to prime plus
    1%, secured by real estate and assigned rents, due through 2010 .....      7,953      7,193
  Prime rate margin loan, due on demand; secured by trading securities ..       --        1,393
                                                                            --------   --------
                                                                              50,610     26,020
                                                                            --------   --------
Mortgage and installment notes:
  Mortgage and installment notes payable consist of the following:
    Mortgage notes payable, bearing interest at rates ranging from
       6.15% to 11.00%, due in monthly principal and interest
       installments. Certain mortgage notes contain provisions for payment of additional interest, as defined in the note agreement, as well as for restrictions on prepayment of the notes ...........
       Supplemental interest amounts were $743 at December 31, 1996, $562 in 1995 and $445 in 1994. The mortgage notes are secured by real estate, certain letters of credit, assignment of leases and
       management agreement, and/or guaranteed by John F. Flournoy ......    175,403    192,560
    Mortgage loan payable monthly through March 1, 1999, at which time the entire outstanding principal balance is due and payable, bearing interest at 275 basis points over the weekly average yield on one year U.S. Treasury, adjusted on an annual basis; secured by real estate assets, assignment of leases, and a guarantee
       from John F. Flournoy ............................................      6,995      7,087
    Installment note payable, bearing interest at an annual rate of prime
       plus 1%, secured by real estate assets and property and equipment         668        828
    Installment note payable, bearing interest at fixed annual rate of
       10.625%, secured by real estate assets or property and equipment .      1,442      1,457
                                                                            --------   --------
                                                                             184,508    201,932
                                                                            --------   --------
Construction notes payable:
  Construction notes payable bearing interest at 8.50%, secured by the
    related real estate assets; convertible into installment notes ......     11,197      6,592
  Construction notes payable bearing interest at prime plus .5% to prime plus 1%, secured by the related real estate assets; convertible into
    installment notes ...................................................     27,123      7,194
                                                                            --------   --------
                                                                              38,320     13,786
                                                                            --------   --------
                                                                            $273,438    241,738
                                                                            ========   ========

                                      -19-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        The principal maturities as of December 31, 1996 of the mortgage and installment notes are as follows:

                  1997                             $     5,343
                  1998                                   2,415
                  1999                                  16,673
                  2000                                  33,121
                  2001                                   9,727
                  Thereafter                           117,229
                                                   -----------
                                                   $   184,508
                                                   ===========

        Certain of the mortgage notes payable require escrow balances for the payments of insurance, taxes, improvements, and repairs.

(3)     FAIR VALUE OF DISCLOSURE OF FINANCIAL INSTRUMENTS

        The following disclosure of estimated fair value was determined by FPG using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents, rental and contract receivables, accrued expenses and other liabilities, and security deposits are carried at amounts which reasonably approximate their fair value.

        Trading securities are carried at fair value based on published quotes.

        The carrying value of notes payable at December 31, 1996 reasonably approximates their fair value.

        The fair value estimates presented herein are based on information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

                                      -20-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

(4)     RELATED PARTY TRANSACTIONS

        Accounts due from/to affiliates, which are noninterest bearing and have open payment terms, consist of the following:

                                                              December 31,
                                                       -------------------------
                                                         1996             1995
                                                       --------         --------
Accounts due from affiliates:
  Section 42 partnerships ....................         $  2,654            2,227
  Majority stockholder of FDC ................              612            1,729
  Other ......................................              231              661
                                                       --------         --------
                                                       $  3,497            4,617
                                                       ========         ========

Account due to affiliates:
  Section 42 partnerships ....................         $    725            1,867
  Other ......................................              502              107
                                                       --------         --------
                                                       $  1,227            1,974
                                                       ========         ========

        During 1996 and 1995, there were capital stock transactions involving related parties (note 5).

(5)     CAPITAL STOCK

        FDC has authorized 10,000,000 shares of common stock of $.01 par value of which there were issued and outstanding 1,734,385; 1,831,789; and 1,944,444 shares at December 31, 1996, 1995, and 1994, respectively.

        During 1996, FDC repurchased and retired 97,404 shares of its common stock from a trust of which two existing shareholders/officers of the Flournoy Properties Group are trustees. The stock was repurchased for approximately $10.54 per share or a total of $1,027.

        During 1995, FDC purchased and retired 142,655 shares of its common stock from a trust of which two existing shareholders/officers of the FDC are trustees. The stock was repurchased for approximately $10.80 per share or a total of $1,541. Also, during 1995, FDC sold 30,000 shares of common stock at $5.00 per share to three officers of FDC.

(6)     EMPLOYEE BENEFIT PLANS

        FDC has a contributory profit sharing plan covering substantially all employees. FDC contributions to the Plan are discretionary. Contributions of approximately $200, $203, and $200 were accrued in 1996, 1995 and 1994, respectively.

                                      -21-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        Additionally, FDC had a deferred compensation plan for certain employees. The deferred balance of each participants' account was a function of the estimated fair value of the Flournoy Properties Group common stock through December 31, 1995. The plan was frozen as of December 31, 1995, and no further contributions have been made to the plan by either the FDC or the participants. Compensation expense of $226 and $346 was accrued in the accompanying financial statements for 1995 and 1994, respectively.

(7)     LITIGATION AND EASEMENT SETTLEMENTS

        Certain partnerships settled, in 1995, an outstanding legal claim with the manufacturer of defective polybutylene water piping that was installed at six Properties. The lawsuit sought damages resulting from water pipe leaks at the Properties since construction. The final settlement included the cost to re-plumb each Property, as well as additional net settlement proceeds to the partnerships of $2,465. Additionally, two partnerships (Phases I and II of same Property) received proceeds of $100 and $900 in 1995 and 1994, respectively, for a court-ordered gas pipe easement granted to a Florida utility Flournoy Properties Group.

(8)     COMMITMENTS AND CONTINGENCIES

        FDC is contingently liable at December 31, 1996 in the amount of $4,536 for letters of credit required by investors and mortgagees of various affiliated partnerships. FDC is also contingently liable at December 31, 1996 in the amount of $3,474 for letters of credit issued for completion of construction projects and for amounts required by local governments relating to land improvements. Also, FDC and certain affiliates have guaranteed at December 31, 1996 loan obligations of affiliated partnerships amounting to approximately $3,200.

        FDC is the general partner in 43 limited partnerships that are included in the Low Income Housing Tax Credit LIHTC Program and are governed by
        Section 42 of the Internal Revenue Code of 1986 ("IRC"), as amended. In order to maintain the tax benefits associated with the ownership of the properties, LIHTC Program provisions must be followed in the management and operations of the properties during the Compliance Period, as defined in the IRC.

        As of December 31, 1996 and under certain circumstances, the Flournoy Properties Group is committed to make project expense and working capital loans up to $3,707 to various affiliated partnerships. The balance of such loans as of December 31, 1996 is $997.

        As of December 31, 1996, Paddock Park Apartments, Ltd. is contingently liable in the amount of $6,852 for a letter of credit issued to the trustee for the Housing Finance Authority of Marion County, Florida. The letter of credit is required to fund any defaults of the Florida Multifamily Housing Revenue Refunding Bonds and expires November 5, 2008.

(9)     REORGANIZATION

        On September 17, 1997, FDC, Mid-America Apartment Communities, Inc. ("MAAC") and Mid-America Apartments, L.P. ("MAALP") entered into an Agreement and Plan of Reorganization pursuant to which FDC will merge with and into MAAC, and MAAC and MAALP will acquire certain assets of FDC and certain affiliated entities (collectively FPG) through a series of merger, exchange and purchase transactions. The Reorganization is subject to approval of the shareholders and partners of FPG and certain other third parties.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The following unaudited pro forma condensed combined financial statements give effect to the following transactions: (i) consummation of the FDC Merger and the Reorganization pursuant to which MAAC and MAALP acquired all the properties and assets comprising the Flournoy Properties Group, including FDC, in exchange for 1,552,355 shares of Common Stock, 412,110 Class A Common Units of MAALP, and approximately $29.6 million cash; in addition, MAAC is obligated to prepay certain FPG indebtedness totalling approximately $213.1 million at September 30, 1997 and to assume certain FPG indebtedness totalling approximately $93.5 million at September 30, 1997. In connection with the Reorganization FDC disposed of its interest in the Section 42 partnerships prior to the date of the Reorganization; (ii) the acquisition in 1996 of six Communities containing an aggregate of 1,760 apartment units for an aggregate cash price of $65.7 million (the "1996 Completed Acquisitions"); (iii) the acquisition in 1997 of eleven Communities containing an aggregate of 2,938 apartment units for an aggregate cash purchase price of $121.5 million (the "1997 Completed Acquisitions") (the 1996 Completed Acquisitions and 1997 Completed Acquisitions, collectively, the "Completed Acquisitions"); (iv) the disposition in 1996 of three Communities containing an aggregate of 724 apartment units for an aggregate cash consideration of $24.7 million (the "Dispositions"); (v) the issuance and sale in October 1996 of 2,000,000 shares of MAAC's 9.5% Series A Cumulative Preferred Stock (Liquidation Preference $25 per Share) (the "Series A Preferred Stock") for an aggregate net cash price of $47.8 million (the "October 1996 Preferred Stock Offering"), and the related use of such proceeds; (vi) the issuance and sale in March 1997 of 2,300,000 shares of MAAC Common Stock for an aggregate net cash price of $62.6 million, and the related use of such proceeds; (vii) the issuance and sale in October 1997 of 3,499,300 shares of MAAC Common Stock for an aggregate net cash price of $98.2 million (the "Common Stock Offering"), and the related use of such proceeds and
(viii) the issuance and sale of 1,938,830 shares of MAAC's 8.875% Series B Cumulative Preferred Stock (Liquidation Preference $25 per share) for an estimated aggregate net cash price of $46.8 million, and the related use of such proceeds (the "Preferred Stock Offering"). The unaudited pro forma condensed combined financial statements do not give effect to the acquisition of Sterling Ridge Apartments, a 192 unit community, for $7.7 million including a bond assumption of $4.8 million on November 12, 1997 because the effect of such acquisitions is not significant.

      The Completed Acquisitions consist of the following properties:

                                                               Purchase
       Properties                                               Price
      ------------                                           ------------
      1996 Completed Acquisitions
      Lakeside .......................................         $14,100,000
      Crosswinds .....................................          15,300,000
      Sutton Place ...................................           8,900,000
      Savannah Creek .................................           7,800,000
      Napa Valley ....................................           9,500,000
      Tiffany Oaks ...................................          10,100,000
                                                              ------------
                                                                65,700,000
                                                              ------------
      1997 Completed Acquisitions
      Howell Commons .................................          13,000,000
      Balcones Woods .................................          15,800,000
      Westside Creek I ...............................           6,100,000
      Villages at Hartland ...........................          10,300,000
      Woodhollow .....................................          16,700,000
      The Woods ......................................          10,000,000
      Oaks at Deerwood ...............................          15,200,000
      Austin Chase ...................................          14,000,000
      Westside Creek II ..............................           6,500,000
      Woodwinds ......................................           5,000,000
      Hermitage at Beechtree .........................           8,936,200
                                                              ------------
                                                               121,536,200
                                                              ------------
                                                              $187,236,200
                                                              ============

     In addition, such unaudited pro forma condensed combined financial statements give effect to the establishment of a $142.0 million aggregate principal amount of Bonds bearing interest at 6.95% per annum (the "New Credit Facilities") that the Company expects to consumate subsequent to closing the Reorganization and the Company's assumptions with respect to the terms of such financing. The net proceeds of the New Credit Facilities will be utilized to repay certain indebtedness of MAAC to Morgan Stanley Mortgage Capital, Inc. pursuant to the terms of a $140 million promissory note (the MSMC Loan). The proceeds from the MSMC Loan were used to partially finance the Reorganization. While the Company intends to undertake the financing transaction described above, there can be no assurance that such financing will occur on the terms assumed by the Company.

     The unaudited pro forma condensed combined balance sheet at September 30, 1997 has been prepared as if the Reorganization, the Common Stock Offering, the Preferred Stock Offering and the establishment of the New Credit Facilities had been completed on that date.

     The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared as if each of the transactions described above had been consummated on January 1, 1996 and assuming that MAAC had qualified as a REIT and distributed all of its taxable income for the periods presented and, therefore, incurred no income tax expense.

                                       A

     For purposes of these pro forma financial statements, the Reorganization has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. In the opinion of MAAC's management, all significant adjustments necessary to reflect the effects of the foregoing transactions have been made.

     These unaudited pro forma financial statements have been prepared by MAAC based on the historical financial statements of FPG and MAAC, which have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference. These unaudited pro forma financial statements should be read in conjunction with the foregoing historical financial statements, including the notes thereto. These pro forma combined financial statements are presented for comparative purposes only and are not indicative of what the actual financial position or results of operations of MAAC would have been had the foregoing transactions occurred on the dates indicated.

                                       B

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                            MAAC             FPG                           PRO FORMA
                                        PRO FORMA(A)    HISTORICAL(B)    ADJUSTMENTS(C)     COMBINED
                                        ------------    -------------    --------------   ------------
ASSETS:
Rental real estate assets, net.......     $705,548        $ 206,222        $  148,572 (D) $  1,060,342
Construction in progress.............       18,373           13,970              (637)(E)       31,706
Real estate held for development.....       --               16,567             1,934 (D)       18,501
                                        ------------    -------------    --------------   ------------
     Net real estate assets..........      723,921          236,759           149,869        1,110,549
Cash and cash equivalents............        5,782            5,329            (6,606)(F)        4,505
Trading securities...................       --                1,318             --               1,318
Restricted cash......................        6,187            6,370            (1,915)(G)       10,642
Due from affiliates..................       --                6,084            (5,467)(H)          617
Deferred financing costs, net........        2,603            4,868            (1,868)(I)        5,603
Other assets.........................        7,813            6,602            12,411 (J)       26,826
                                        ------------    -------------    --------------   ------------
     Total assets....................     $746,306        $ 267,330        $  146,424     $  1,160,060
                                        ============    =============    ==============   ============
LIABILITIES:
Debt.................................     $391,073        $ 306,418        $ (100,517)(K) $    596,974
Due to affiliates....................       --                1,059            (1,059)(L)      --
Deferred development fees............       --                1,347            (1,347)(M)      --
Other liabilities....................       19,351           20,053            (5,264)(N)       34,140
                                        ------------    -------------    --------------   ------------
     Total liabilities...............      410,424          328,877          (108,187)         631,114
Minority interest....................       45,383          --                 16,146 (O)       61,529

SHAREHOLDERS' EQUITY:
Preferred stock......................           20          --                     19 (P)           39
Common stock.........................          134          --                     51 (Q)          185
Additional paid-in-capital...........      317,422          --                185,104 (R)      502,526
Accumulated deficit..................      (26,188)         (61,547)           53,290 (S)      (34,445)
Other................................         (889)         --                --                  (889)
                                        ------------    -------------    --------------   ------------
     Total shareholders' equity......      290,499          (61,547)          238,465          467,417
                                        ------------    -------------    --------------   ------------
     Total liabilities and
       shareholders' equity..........     $746,306        $ 267,330        $  146,424     $  1,160,060
                                        ============    =============    ==============   ============

PRO FORMA ADJUSTMENTS:

     (A)   See MAAC Pro Forma below.

     (B) Reflects the unaudited combined historical balance sheet of FPG as of September 30, 1997.

     (C) MAAC may issue additional shares of Common Stock having a value of up to $7,500 ("Contingent Value Shares") if certain agreed upon conditions are satisfied during calendar years 1998, 1999 and 2000. When and if issued, the Contingent Value Shares will be recorded as additional purchase consideration based upon the fair value of the Common Stock at the date of issuance. The amount of the Contingent Value Shares potentially issuable by MAAC has not been included in the Pro Forma Condensed Combined Balance Sheet.

                                             (NOTES CONTINUED ON FOLLOWING PAGE)

                                       C

     (D) Represents the application of the purchase method of accounting to the following:

           Estimated fair value of the FPG rental real estate
             properties ......................................... $354,794
           Less historical carrying value of the FPG rental
             real estate properties .............................. (206,222)
                                                                   --------
           Adjustment to FPG properties .......................... $148,572
                                                                   ========
           Estimated fair value of the FPG real estate
             held for development ................................ $ 18,501
           Less historical carrying value of the FPG real
             estate held for development .........................  (16,567)
                                                                   --------
           Adjustment to FPG rental real estate held for           $  1,934
             development ......................................... ========

     (E) Represents the elimination of income on a construction contract between MAAC and FPG.

     (F)   Represents:

           Anticipated FPG distributions
           at the date of consummating
           the Reorganization...........        (3,485)

           Contributions to FPG by the
           majority shareholder.........           201

           Net change in cash resulting
           from the disposition of
           Section 42 partnership
           interests and related
           affiliate balances...........         1,060

           Purchase of certain real
           estate assets and partnership
           interests in connection
           with the Reorganization......       (29,589)

           Prepayment of certain FPG
           mortgages and notes payable
           consisting of principal
           ($213,067), interest
           ($2,492), penalties ($7,620)
           less escrow refunds $1,775...      (221,404)

           Settlement of FPG's deferred
           compensation plan............        (1,610)

           Legal, accounting, investment
           banking and other costs......        (7,116)

           Settlement of a portion of
           amounts due from majority FPG
           stockholder..................           821

           Net proceeds from the Preferred
           Stock Offering...............        46,794

           Net proceeds from the Common
           Stock Offering...............        98,172

           Anticipated reduction in MAAC
           credit line..................       (29,450)

           Anticipated proceeds from the
           New Credit Facilities, net of
           issuance costs of $3,000.....       139,000
                                          ------------
                                          $     (6,606)
                                          ============

     (G) Represents the refund ($1,775) of escrow deposits on FPG mortgages and notes payable expected to be prepaid and escrow deposits ($140) expected to be settled in connection with the sale of the Section 42 partnership interests.

     (H) Represents amounts which were eliminated in conjunction with the sale of the Section 42 partnership interests ($3,079), the settlement of certain Section 42 and other affiliate balances for cash ($1,147), the settlement of amounts due from the majority stockholder for cash ($821) and units in MAALP ($420).

     (I) Represents the write-off of FPG deferred financing costs ($4,868) resulting from the application of the purchase method of accounting and deferred financing costs of $3,000 for new debt expected to be incurred as part of the New Credit Facilities.

     (J) Represents the elimination of amounts receivable by FPG under a construction contract between MAAC and FPG ($1,162), an increase in the carrying value of certain non-rental FPG assets resulting from the application of the purchase method of accounting of $1,331 and goodwill recorded as a result of the application of the purchase method of accounting of $12,242, Goodwill is calculated as follows:

           Consideration paid in connection with the Reorganization .... $88,416

           Less fair value of net assets acquired in the
             Reorganization ............................................  76,174
                                                                         -------
           Excess of cost over fair value of net assets acquired
             (goodwill) ................................................ $12,242
                                                                         =======

     (K) Represents the anticipated prepayment of certain FPG mortgages and notes payable ($213,067), anticipated payments on MAAC Credit Line ($29,450), and anticipated additional borrowings under the New Credit Facilities of $142,000.

     (L) Represents amounts which were eliminated in conjunction with the sale of the Section 42 partnership interests ($329), the settlement of
          Section 42 and other affiliate balances for cash ($258) and the elimination of an affiliate balance ($472) related to a formation entity acquired for cash.

     (M)  Represents the elimination of amounts resulting from the sale of the
          Section 42 partnership interests.

                                       D

     (N) Represents the elimination of amounts payable by MAAC to FPG under a construction contract ($1,162), payment of accrued interest on FPG mortgages and notes payable expected to be prepaid in connection with the Reorganization ($2,492), and the termination of FPG's deferred compensation plan ($1,610).

     (O) Represents the issuance of 412,110 Class A Common Units in MAALP at consummation of the Reorganization at a market value of $11,822 (based upon $28.69 per unit) and an adjustment to minority interest for the issuance of Class A Common Units in connection with the Reorganization, the Common Stock Offering and a property acquisition of $4,324.

     (P) Represents the issuance of 1,938,830 shares of preferred stock in the Preferred Stock Offering.

     (Q) Represents the issuance of 3,499,300 shares of Common Stock in the Common Stock Offering, $35 ($29.69 per share), and the issuance of Common Stock in connection with the Reorganization, $16 ($28.69 per share).

     (R)  Represents:
          Net proceeds from the Preferred Stock Offering............................................  $   46,794
          Net proceeds from the Common Stock Offering...............................................      98,172
          Issuance of 1,552,355 shares of Common Stock in connection with the Reorganization
            assuming a market value of $28.69 per share.............................................      44,532
          Adjustment to minority interest of MAALP for the issuance of Class A Common Units.........      (4,324)
          Par value of shares issued in the Common Stock Offering and the Preferred Stock
            Offering................................................................................         (70)
                                                                                                      ----------
                                                                                                      $  185,104
                                                                                                      ==========

     (S)  Represents:
               Elimination of income recognized on a construction contract between MAAC and FPG.....  $     (637)
               Anticipated prepayment penalties to be incurred in connection with the prepayment of
                 certain FPG mortgages and notes payable subsequent to the Reorganization...........      (7,620)
               Elimination of FPG accumulated deficit as a result of the application of the purchase
                 method of accounting...............................................................      61,547
                                                                                                      ----------
                                                                                                      $   53,290
                                                                                                      ==========

                                       E

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                            MAAC          COMPLETED         MAAC
                                        HISTORICAL(T)    ACQUISITIONS     PRO FORMA
                                        -------------    ------------     ---------
ASSETS:
Real estate assets, net..............     $ 696,533         $9,015(U)     $ 705,548
Construction in progress.............        18,373         --               18,373
                                        -------------    ------------     ---------
  Net real estate assets.............       714,906          9,015          723,921
Cash and cash equivalents............         5,782         --                5,782
Restricted cash......................         6,187         --                6,187
Deferred financing costs, net........         2,603         --                2,603
Other assets.........................         7,813         --                7,813
                                        -------------    ------------     ---------
       Total assets..................     $ 737,291         $9,015        $ 746,306
                                        =============    ============     =========
LIABILITIES:
Debt.................................     $ 382,058         $9,015(V)     $ 391,073
Other liabilities....................        19,351         --               19,351
                                        -------------    ------------     ---------
       Total liabilities.............       401,409          9,015          410,424
Minority interest....................        45,383         --               45,383
SHAREHOLDERS' EQUITY:
Cumulative preferred stock...........            20         --                   20
Common shares........................           134         --                  134
Additional paid-in-capital...........       317,422         --              317,422
Accumulated deficit..................       (26,188)        --              (26,188)
Other................................          (889)        --                 (889)
                                        -------------    ------------     ---------
       Total shareholders' equity....       290,499         --              290,499
                                        -------------    ------------     ---------
       Total liabilities and
          shareholders' equity.......     $ 737,291         $9,015        $ 746.306
                                        =============    ============     =========

MAAC PRO FORMA ADJUSTMENTS:

 (T) Reflects the unaudited historical consolidated balance sheet of MAAC as of September 30, 1997.

 (U) Increase represents Completed Acquisitions which were consummated subsequent to September 30, 1997.

 (V) Increase represents assumption of debt and additional borrowings incurred in connection with the Completed Acquisitions which were consummated subsequent to September 30, 1997.

                                       F

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                            MAAC             FPG                              COMBINED
                                        PRO FORMA(A)    HISTORICAL(B)    ADJUSTMENTS(C)      PRO FORMA
                                        ------------    -------------    --------------      ----------
REVENUES:
Property
     Rental..........................     $102,450         $37,467           --               $139,917
     Other...........................        1,093           2,009           --                  3,102
Property management..................       --               1,036           --                  1,036
Development..........................       --                 614           --                    614
Construction, net....................       --               1,268              (637)(D)           631
Miscellaneous........................          637             557              (464)(E)           730
                                        ------------    -------------    ------------        ----------
          TOTAL REVENUES.............      104,180          42,951            (1,101)          146,030

EXPENSES:
Personnel............................       10,954           4,389           --                 15,343
Building repairs / maintenance,
  utilities, landscaping, and other
  operating..........................       17,796           6,463           --                 24,259
Real estate taxes and insurance......       11,070           3,476           --                 14,546
Depreciation and amortization .......       20,680           9,081               709 (F)        30,470
Property management..................       --                 576           --                    576
General and administrative...........        4,924           3,787           --                  8,711
Interest.............................       22,790          18,418            (8,549)(G)        32,659
Amortization of deferred financing
  costs..............................          622             443                 7 (H)         1,072
Offering expenses....................       --               2,252           --                  2,252
Other, net...........................       --                (875)          --                   (875)
                                        ------------    -------------    ------------        ----------
          TOTAL EXPENSES.............       88,836          48,010            (7,833)          129,013
                                        ------------    -------------    ------------        ----------
Income before gains on sale of
  assets.............................       15,344          (5,059)            6,732            17,017
                                        ------------    -------------    ------------        ----------
Gains on sale of assets..............       --                 132           --                    132
                                        ------------    -------------    ------------        ----------
Income before minority interest in
  operating partnership income.......       15,344          (4,927)            6,732            17,149
                                        ------------    -------------    ------------        ----------
Minority interest in operating
  partnership income.................        2,440          --                  (109)(I)         2,331
                                        ------------    -------------    ------------        ----------
Net income...........................       12,904          (4,927)            6,841            14,818
                                        ------------    -------------    ------------        ----------
Dividend on preferred shares.........        3,562          --                 3,226 (J)         6,788
                                        ------------    -------------    ------------        ----------
Net income available for common
  shareholders.......................     $  9,342         $(4,927)         $  3,615          $  8,030
                                        ============    =============    ============        ==========
Net income per common share..........                                                         $   0.44 (K)
                                                                                             ==========

                                       G

PRO FORMA ADJUSTMENTS:

     (A)  See MAAC Pro Forma below.

     (B) Reflects the unaudited historical combined statement of operations of FPG for the nine months ended September 30, 1997. Certain reclassifications have been made to FPG's historical statement of operations to conform to MAAC's presentation. The unaudited pro forma financial information does not include the effect of eliminating certain nonrecurring income and expenses or the elimination of certain general and administration expenses that were related to FPG which the combined entity does not expect to incur in the future. Included in the pro forma information are gains from sales of assets ($132), dividend income on trading securities ($20), other income ($38), accounting, legal and other costs incurred in connection with a proposed public offering of FDC common stock which was abandoned during 1997 ($2,252) and general and administrative expenses which are expected to be eliminated as a result of cost savings resulting from the Reorganization ($587). Subsequent to the Reorganization, MAAC expects to incur prepayment penalties of approximately $7,620 on notes payable of FPG which are expected to be prepaid. These nonrecurring costs are charged to operations as an extraordinary item when incurred. Such amounts have not been included in the Pro Forma Condensed Consolidated Statement of Operations.

     (C) MAAC may issue additional shares of Common Stock having a value of up to $7,500 if certain agreed upon conditions are satisfied during calendar years 1998, 1999 and 2000. When and if issued, the Contingent Value Shares will be recorded as additional purchase consideration based upon the fair value of the Common Stock at the date of issuance. The amount of the amortization charge related to the Contingent Value Shares potentially issuable by MAAC has not been included in the Pro Forma Condensed Combined Statement of Operations.

     (D) Represents the elimination of income recognized on a construction contract between MAAC and FPG.

     (E) Represents the elimination of distributions from the Section 42 interests which were disposed of prior to the Reorganization.

     (F) Represents change in depreciation for the application of the purchase method of accounting related to FPG properties ($226) net of amortization of cost in excess of fair value of net assets acquired in connection with the Reorganization (Goodwill) of $935. The depreciation adjustment is based upon the purchase price of the properties and utilizing the straight line method assuming an estimated life of 30 years for building and 5 years for furniture and equipment. The amortization of goodwill is based upon the straight line method and an estimated life of 8 years for the identifiable intangible assets and 15 years for the unindentifiable intangible assets.

     (G) Represents the reduction in interest and credit enhancement costs associated with the repayment of FPG mortgage and notes payable as a part of the transaction and the MAAC Credit Line ($15,601) net of interest on additional borrowings under the New Credit Facilities of $7,052. The adjustment is based upon $142,000 of incremental borrowings under the Credit Facilties, reduction of MAAC Credit Line of $29,450 and debt FPG repayment of $213,067 and assuming that the transactions occurred at the beginning of the period presented. The interest rates utilized for debt repayment ranged from 8% to 11% per annum based on the rates for the related borrowings.

     (H) Represents amortization of historical deferred financing costs of FPG which were eliminated in connection with applying the purchase method of accounting ($443) net of the amortization of deferred financing costs on new debt which is expected to be incurred of $450.

     (I) Represents the change in minority interest in MAALP income as a result of the Reorganization and the Common Stock Offering.

     (J) Represents dividends on the 1,938,830 shares of preferred stock issued in the Preferred Stock Offering.

     (K) Pro Forma net income available per common share based on 18,447,000 shares outstanding during the period and Pro Forma net income available for common shareholders. Extraordinary expenses related to the debt financings have been excluded from the calculation of Pro Forma net income available for common shareholders.

                                       H

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                ADJUSTMENTS
                                                        ---------------------------
                                           MAAC            COMPLETED                      MAAC
                                       HISTORICAL(L)    ACQUISITIONS(M)     OTHER       PRO FORMA
                                       -------------    ---------------   ---------     ---------
REVENUES:
Property
     Rental..........................     $95,388           $ 7,062          --         $ 102,450
     Other...........................         929               164          --             1,093
     Miscellaneous...................         637           --               --               637
                                       -------------    ---------------   ---------     ---------
          TOTAL REVENUES.............      96,954             7,226          --           104,180
EXPENSES:
     Personnel.......................      10,279               675          --            10,954
     Building repairs/maintenance,
       utilities, landscaping, and
       other operating...............      16,450             1,346          --            17,796
     Real estate taxes and
       insurance.....................      10,199               871          --            11,070
     Depreciation and
       amortization -- ..............      19,220           --                1,460 (N)    20,680
     General and administrative......       4,707           --                  217 (O)     4,924
     Interest........................      20,271           --                2,519 (P)    22,790
     Amortization of deferred
       financing costs...............         578           --                   44 (Q)       622
                                       -------------    ---------------   ---------     ---------
          TOTAL EXPENSES.............      81,704             2,892           4,240        88,836
                                       -------------    ---------------   ---------     ---------
Income before minority interest in
  operating partnership income.......      15,250             4,334          (4,240)       15,344
Minority interest in operating
  partnership income.................       2,572           --                 (132)(R)     2,440
                                       -------------    ---------------   ---------     ---------
Net income...........................      12,678             4,334          (4,108)       12,904
Dividends on preferred shares........       3,562           --               --             3,562
                                       -------------    ---------------   ---------     ---------
Net income available for common
  shareholders.......................     $ 9,116           $ 4,334       $  (4,108)    $   9,342
                                       =============    ===============   =========     =========
Net income per share.................     $   .71
                                       =============

                                       I

MAAC PRO FORMA ADJUSTMENTS:

     (L) Reflects the unaudited historical consolidated statement of operations of MAAC for the nine months ended September 30, 1997.

     (M) Represents historical operating revenues and expenses from January 1, 1997 to the earlier of the acquisition date or September 30, 1997 for the 1997 Completed Acquisitions.

     (N) Represents additional depreciation and amortization resulting from the Completed Acquisitions. The adjustment is based upon the purchase price of the properties and utilizing the straight line method assuming an estimated life of 30 years for building and 5 years for furniture and equipment.

     (O) Represents anticipated additional costs to operate MAAC resulting from property acquisitions based upon MAAC's estimate that additional administrative costs will be approximately 3% of incremental revenues.

     (P) Represents additional interest costs related to mortgage debt incurred or assumed in connection with the Completed Acquisitions. The adjustment is based upon new borrowings, net of proceeds of offerings, of $60,422 to fund the Completed Acquisitions and weighted average interest rates ranging from 7.5% to 8.9% based upon the rates for the related borrowings. The period utilized to calculate the adjustments equals the period from the beginning of the period presented to consummation date of the Completed Acquisitions.

     (Q) Represents additional amortization resulting from deferred financing costs incurred in connection with the Completed Acquisitions.

     (R) Represents the change in the minority interest in the income of MAALP during the period.

                                       J

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                            MAAC             FPG                              COMBINED
                                        PRO FORMA(A)    HISTORICAL(B)    ADJUSTMENTS(C)      PRO FORMA
                                        ------------    -------------    --------------      ----------
REVENUES:
Property
     Rental..........................     $133,185         $44,642          $--               $177,827
     Other...........................        1,774           2,177           --                  3,951
Property management..................       --               1,319           --                  1,319
Development..........................       --               2,046           --                  2,046
Construction, net....................       --               1,990              (136)(D)         1,854
Miscellaneous........................          732             823              (262)(E)         1,293
                                        ------------    -------------    --------------      ----------
          TOTAL REVENUES.............      135,691          52,997              (398)          188,290

EXPENSES:
Personnel............................       13,796           5,286           --                 19,082
Building repairs / maintenance,
  utilities, landscaping, and other
  operating..........................       22,916           8,573           --                 31,489
Real estate taxes and insurance......       14,189           4,100           --                 18,289
Depreciation and amortization........       26,079          10,457             2,206 (F)        38,742
Property management..................       --                 715           --                    715
General and administrative...........        6,868           4,548                              11,416
Interest.............................       29,391          21,338            (9,083)(G)        41,646
Amortization of deferred financing
  costs..............................          735             449               151 (H)         1,335
Offering expenses....................       --                 233           --                    233
Other, net...........................       --              --                   640 (I)           640
                                        ------------    -------------    --------------      ----------
          TOTAL EXPENSES.............      113,974          55,699            (6,086)          163,587
                                        ------------    -------------    --------------      ----------
Income before gains on sale of
  assets.............................       21,717          (2,702)            5,688            24,703
                                        ------------    -------------    --------------      ----------
Gains on sale of assets..............        2,185           1,320           --                  3,505
Income before minority interest in
  operating partnership income.......       23,902          (1,382)            5,688            28,208
                                        ------------    -------------    --------------      ----------
Minority interest in operating
  partnership income.................        3,800          --                    65 (J)         3,865
                                        ------------    -------------    --------------      ----------
Net income...........................       20,102          (1,382)            5,623            24,343
                                        ------------    -------------    --------------      ----------
Dividend on preferred shares.........        4,750          --                 4,302 (K)         9,052
                                        ------------    -------------    --------------      ----------
Net income available for common
  shareholders.......................     $ 15,352         $(1,382)         $  1,321          $ 15,291
                                        ============    =============    ==============      ==========
Net income per common share..........                                                         $   0.83 (L)
                                                                                             ==========

PRO FORMA ADJUSTMENTS:

     (A)  See MAAC Pro Forma below.

     (B) Reflects the historical combined statement of operations of FPG for the year ended December 31, 1996. Certain reclassifications have been made to FPG's historical statement of

                                       K
          operations to conform to MAAC's presentation. The unaudited pro forma financial information does not include the effect of eliminating certain nonrecurring income and expenses or the elimination of certain general and administration expenses that were related to FPG which the combined entity does not expect to incur in the future. Included in the pro forma information are gains from sales of assets ($3,505), dividend income on trading securities ($34), accounting, legal and other costs incurred in connection with a proposed public offering of FDC common stock which was abandoned during 1997 ($233) and general and administrative expenses which are expected to be eliminated as a result of cost savings resulting from the Reorganization ($904). Subsequent to the Reorganization, MAAC expects to incur prepayment penalties of approximately $7,620 on mortgages and notes payable to FPG which are expected to be prepaid. These nonrecurring costs will be charged to operations as an extraordinary item when incurred. Such amounts have not been included in the Pro Forma Condensed Combined Statement of Operations.

     (C) MAAC may issue additional shares of Common Stock having a value of up to $7,500 if certain agreed upon conditions are satisfied during calendar years 1998, 1999 and 2000. When and if issued, the Contingent Value Shares will be recorded as additional purchase consideration based upon the fair value of the Common Stock at the date of issuance. The amount of the Contingent Value Shares potentially issuable by MAAC has not been included in the Pro Forma Condensed Combined Statement of Operations.

     (D) Represents the elimination of income recognized on a construction contract between MAAC and FPG.

     (E) Represents the elimination of distributions from the Section 42 interests which were disposed of prior to the Reorganization.

     (F) Represents depreciation related to the increase in the cost of FPG properties resulting from the application of the purchase method of accounting of $959 and amortization of costs in excess of fair value of net assets acquired in connection with the Reorganization (Goodwill) of $1,247. The depreciation adjustment is based upon the purchase price of the properties and utilizing the straight line method assuming an estimated life of 30 years for building and 5 years for furniture and equipment. The amortization of goodwill is based upon the straight line method and an estimated life of 8 years for the identifiable intangible assets and 15 years for the unidentifiable intangible assets.

     (G) Represents the net reduction in interest and credit enhancement costs associated with the expected prepayment of certain FPG mortgage and notes payable and the MAAC Credit Line ($18,486) net of interest on additional borrowings under the New Credit Facilities of $9,403. The adjustment is based upon $142,000 of incremental borrowings under the Credit Facilities, reduction of MAAC Credit Line of $29,450 debt repayment of $213,067 and assuming that the transaction occurred at the beginning of the period presented. The interest rates utilized for debt repayment ranged from 8% to 11% per annum based on the rates for the related borrowings.

     (H) Represents amortization of historical deferred financing costs of FPG which were eliminated in connection with applying the purchase method of accounting ($449), net of the amortization of the deferred financing costs on new debt which is expected to be incurred of $600.

     (I) Represents the estimated additional income tax expense for the operation of Mid-America Services Corporation, a subsidiary of MAALP to be organized in connection with the Reorganization for the purpose of conducting third-party service businesses.

     (J) Represents the change in minority interest in the MAALP income as a result of the Reorganization, the Common Stock Offering, and a property acquisition where Class A Common Units were issued.

     (K) Represents dividends on 1,938,830 shares of preferred stock which is expected to be issued in the Preferred Stock Offering.

     (L) Pro Forma net income available per common share is based on 18,447,000 shares outstanding during the period and Pro Forma net income available for common shareholders. Extraordinary expenses related to debt financings have been excluded from the calculation of Pro Forma net income available for common shareholders.

                                       L

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         ADJUSTMENTS
                                                        ----------------------------------------------
                                           MAAC            COMPLETED                                          MAAC
                                       HISTORICAL(M)    ACQUISITIONS(N)    DISPOSITIONS(O)     OTHER        PRO FORMA
                                       -------------    ---------------    ---------------   ---------      ---------
REVENUES:
Property
    Rental...........................    $ 110,090          $25,422            $(2,327)      $  --          $133,185
    Other............................        1,060              786                (72)         --             1,774
    Miscellaneous....................          732          --                 --               --               732
                                       -------------    ---------------    ---------------   ---------      ---------
         TOTAL REVENUES..............      111,882           26,208             (2,399)         --           135,691
EXPENSES:
    Personnel........................       11,702            2,420               (326)         --            13,796
    Building repairs/maintenance,
      utilities, landscaping, and
      other operating................       19,226            4,283               (593)         --            22,916
    Real estate taxes and
    insurance........................       11,642            2,748               (201)         --            14,189
    Depreciation and amortization ...       21,443          --                    (522)          5,158 (P)    26,079
    General and administrative.......        6,154          --                 --                  714 (Q)     6,868
    Interest.........................       25,766          --                 --                3,625 (R)    29,391
    Amortization of deferred
      financing costs................          661          --                 --                   74 (S)       735
                                       -------------    ---------------    ---------------   ---------      ---------
         TOTAL EXPENSES..............       96,594            9,451             (1,642)          9,571       113,974
                                       -------------    ---------------    ---------------   ---------      ---------
Income before gain on disposition of
  properties.........................       15,288           16,757               (757)         (9,571)       21,717
Gain on dispositions of properties...        2,185          --                 --               --             2,185
                                       -------------    ---------------    ---------------   ---------      ---------
Income before minority interest in
  operating partnership..............       17,473           16,757               (757)         (9,571)       23,902
                                       -------------    ---------------    ---------------   ---------      ---------
Minority interest in operating
  partnership income.................        3,213          --                 --                  587 (T)     3,800
Net income...........................       14,260           16,757               (757)        (10,158)       20,102
                                       -------------    ---------------    ---------------   ---------      ---------
Dividends on preferred shares........          990          --                 --                3,760 (U)    4,750
Net income available for common
  shareholders.......................    $  13,270          $16,757            $  (757)      $ (13,918)     $ 15,352
                                       =============    ===============    ===============   =========      =========
Net income per share.................    $    1.21
                                       =============

                                       M

MAAC PRO FORMA ADJUSTMENTS:

     (M) Reflects the historical consolidated statement of operations of MAAC for the year ended December 31, 1996.

     (N) Represents historical operating revenues and expenses from January 1, 1996 to the earlier of the acquisition date or December 31, 1996 for the 1996 Completed Acquisitions and the 1997 Completed Acquisitions.

     (O) Represents historical operating revenues and expenses for the year ended December 31, 1996 for the Dispositions which occurred subsequent to January 1, 1996.

     (P) Represents depreciation and amortization resulting from the Completed Acquisitions. The adjustment is based upon the purchase price of the properties and utilizing the straight line method assuming an estimated life of 30 years for building and 5 years for furniture and equipment.

     (Q) Represents anticipated additional costs to operate MAAC resulting from property acquisitions, net of anticipated savings resulting from the Dispositions based upon MAAC's estimate that additional administrative costs will be approximately 3% of incremental revenues.

     (R) Represents interest costs related to mortgage debt incurred or assumed in connection with the Completed Acquisitions, net of reductions in interest expense resulting from the repayment of mortgage debt in connection with the Dispositions. The Adjustment is based upon new borrowings, net of proceeds from offerings, of $78,990 to fund the Completed Acquisitions and repayments of $24,744 resulting from the Dispositions and weighted average interest rates ranging from 6.6% to 8.9% per annum based upon the rates for the related borrowings. The period utilized to calculate the adjustments equals the period from the beginning of the period presented to the consummation date of the Completed Acquisitions and Dispositions.

     (S) Represents amortization of deferred financing costs incurred in connection with the financing of Completed Acquisitions.

     (T) Represents the change in the minority interest in income of MAALP during the period.

     (U)  Represents dividends on the Series A Preferred Stock issued during
          1996.
                                       N

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: February 4, 1998               /s/ SIMON R.C. WADSWORTH
                                         Simon R.C. Wadsworth
                                         Executive Vice President
                                         (Principal Financial and
                                          Accounting Officer)